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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 17, 1999, except for the information presented in Notes 9 and 22, for which the dates are March 23, 1999 and June 9, 1999, respectively, relating to the financial statements and financial statement schedule of Network Plus Corp. and its subsidiary, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data".


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
June 10, 1999